EXHIBIT 23.1

Plante & Moran, PLLC Suite 400 634 Front Avenue N.W. Grand Rapids, MI 49504 Tel: 616.774.8221 Fax: 616.774.0702 plantemoran.com

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2013 on the consolidated financial statements of ChoiceOne Financial Services, Inc. for the years ended December 31, 2012, 2011 and 2010, which report is included in Item 8 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Plante & Moran, PLLC

Grand Rapids, Michigan
May 13, 2013